As filed with the Securities and Exchange Commission on January 8, 1997.            Registration No. 333-_____

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                               ------------------

                            RFS HOTEL INVESTORS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             TENNESSEE                                 62-1534743
  (STATE OR OTHER JURISDICTION OF        (I.R.S. EMPLOYER IDENTIFICATION NUMBER)
  INCORPORATION OR ORGANIZATION)

                       889 RIDGE LAKE BOULEVARD, SUITE 100
                            MEMPHIS, TENNESSEE 38120
                                 (901) 767-5154
          (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

                            RFS HOTEL INVESTORS, INC.
                              AMENDED AND RESTATED
                              1993 RESTRICTED STOCK
                              AND STOCK OPTION PLAN
                            (FULL TITLE OF THE PLAN)
                                -----------------

                                ROBERT M. SOLMSON
                       889 RIDGE LAKE BOULEVARD, SUITE 100
                            MEMPHIS, TENNESSEE 38120
                                 (901) 767-5154
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                              OF AGENT FOR SERVICE)

                                 WITH A COPY TO:

                              DAVID C. WRIGHT, ESQ.
                                HUNTON & WILLIAMS
                              2000 RIVERVIEW TOWER
                              900 SOUTH GAY STREET
                           KNOXVILLE, TENNESSEE 37902
                                 (423) 549-7700
                                ----------------

                         CALCULATION OF REGISTRATION FEE

===============================================================================================
     Title of         Amount to be     Proposed Maximum     Proposed Maximum      Amount of
 Securities to be      Registered     Offering Price Per   Aggregate Offering  Registration Fee
    Registered                              Share                Price
-----------------------------------------------------------------------------------------------
 Common Stock
$.01 par value    2,000,000 shares       $19.3125           $38,625,000          $11,705
===============================================================================================

(*) ESTIMATED SOLELY FOR THE PURPOSE OF COMPUTING THE REGISTRATION FEE. THIS AMOUNT WAS CALCULATED PURSUANT TO RULES 457(C) AND 457(H)(I) ON THE BASIS OF $19.3125 PER SHARE, WHICH WAS THE AVERAGE OF THE HIGH AND LOW PRICES OF THE COMMON STOCK ON THE NEW YORK STOCK EXCHANGE ON JANUARY 6, 1997 AS REPORTED IN THE WALL STREET JOURNAL.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

         Not required to be filed with the Securities and Exchange Commission (the "Commission").

Item 2.  Registrant Information and Employee Plan Annual Information.

         Not required to be filed with the Commission.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents filed by RFS Hotel Investors, Inc. (the "Company") with the Commission (File No. 34-0-22164) are incorporated herein by reference and made a part hereof: (i) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995; (ii) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996; (iii) the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996; (iv) the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996; (v) the description of the Common Stock contained in the Company's Registration Statement on Form 8-A filed on July 30, 1993, under the Exchange Act, including any reports filed under the Exchange Act for the purpose of updating such description; (vi) the Company's Current Report on Form 8-K dated February 27, 1996 and filed with the Commission on March 14, 1996; (vii) the Company's Current Report on Form 8-K dated June 21, 1996 and filed with the Commission on July 8, 1996; (viii) the Company's Current Report on Form 8-K dated September 6, 1996 and filed with the Commission on September 16, 1996; (ix) the proxy statement filed with the Commission on March 18, 1996 for the Company's annual meeting of shareholders for 1996; and (x) the proxy statement filed with the Commission on May 17, 1996 for the Company's special meeting of shareholders held on June 21, 1996.

         All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), after the date of the Prospectus and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Prospectus and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Prospectus to the extent that a statement contained herein or in any other subsequently filed document that is incorporated by reference herein modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Prospectus.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         The Company's Charter obligates the Company to indemnify and advance expenses to present and former directors and officers to the maximum extent permitted by Tennessee law. The Tennessee Business Corporation Act ("TBCA") permits a corporation to indemnify its present and former directors and officers, among others, against judgments, settlements, penalties, fines or reasonable expenses incurred with respect to a proceeding to which they may be made a party by reason of their service in those or other capacities if (i) such persons conducted themselves in good faith, (ii) they reasonably believed, in the case of conduct in their official capacities with the corporation, that their conduct was in its best interests and, in all other cases, that their conduct was at least not opposed to its best interests, and (iii) in the case of any criminal proceeding, they had no reasonable cause to believe that their conduct was unlawful. The Company has entered into indemnification agreements with its executive officers and directors providing for indemnification by the Company of its executive officers and directors to the fullest extent permitted by applicable law.

         Any indemnification by the Company pursuant to the provisions of the Charter or indemnification agreements described above shall be paid out of the assets of the Company and shall not be recoverable from the shareholders. To the extent that the foregoing indemnification provisions purport to include indemnification for liabilities arising under the Securities Act of 1933, in the opinion of the Commission such indemnification is contrary to public policy and is, therefore, unenforceable.

         The TBCA permits the charter of a Tennessee corporation to include a provision eliminating or limiting the personal liability of its directors to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except that such provision cannot eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, or (iii) for unlawful distributions that exceed what could have been distributed without violating the TBCA or the corporation's charter. The Company's Charter contains a provision eliminating the personal liability of its directors or officers to the Company or its shareholders for money damages to the maximum extent permitted by Tennessee law from time to time.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits

Exhibit No.
-----------

3.1 Second Restated Charter of the Company (previously filed as Exhibit 4.1 to the Company's Registration Statement on Form S-3, [Registration Statement No. 333-3307] and incorporated by reference hereto).

3.2 Bylaws of the Company (previously filed as Exhibit 3.2 to the Company's Registration Statement on Form S-11 [Registration No. 33-63696] and incorporated by reference hereto).

*5.1 Opinion of Hunton & Williams as to the legality of the securities being registered.

*23.1    Consent of Hunton & Williams (included in the opinion filed as Exhibit
         5.1 to this Registration Statement on Form S-8).

*23.2    Consent of Coopers & Lybrand L.L.P.

24       Power of Attorney (included on signature page).
------------------
* Filed herewith.

Item 9.  Undertakings.

     (a) The undersigned registrant hereby undertakes:

         1. To file, during any period in which offers or sales are made, a post-effective amendment to this registration statement;

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into the registration statement.

         2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on this 7th day of January, 1997.

                                             RFS HOTEL INVESTORS, INC.

                                             By      /s/ MINOR PERKINS
                                                 ------------------------
                                                      Minor Perkins
                                                      President

                                POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints Minor Perkins and Michael J. Pascal, or either of them his true and lawful attorney-in-fact with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement or any related registration statement filed pursuant to Rule 462(b) of the Securities Act of 1933 and to cause the same to be filed, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting to said attorneys-in-fact and agent, full power and authority to do and perform each and every act and thing whatsoever requisite or desirable to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on this 7th day of January, 1997.

          Signature                         Title
          ---------                         -----

 /s/ ROBERT M. SOLMSON               Chairman of the Board
---------------------------          (Principal Executive Officer)
Robert M. Solmson

 /s/ MINOR PERKINS                   President
---------------------------
 Minor Perkins

 /s/ J. WILLIAM LOVELACE             Executive Vice President
---------------------------
 J. William Lovelace

 /s/ MICHAEL J. PASCAL               Secretary/Treasurer and Chief Financial
---------------------------          Officer (Principal Accounting and Financial
 Michael J. Pascal                   Officer)


 /s/ H. LANCE FORSDICK, SR           Director
---------------------------
 H. Lance Forsdick, Sr.

                                     Director
---------------------------
 Michael Starnes

                                     Director
---------------------------
 Harry J. Phillips, Sr.

                                     Director
---------------------------
 John Stokes

 /s/ BRUCE E. CAMPBELL               Director
---------------------------
Bruce E. Campbell

 /s/ R. LEE JENKINS                  Director
---------------------------
 R. Lee Jenkins

                                  EXHIBIT INDEX



Exhibit No.       Description
-----------       -----------

3.1 Second Restated Charter of the Company (previously filed as Exhibit 4.1 to the Company's Registration Statement on Form S-3, [Registration Statement No. 333-3307] and incorporated by reference hereto).

3.2 Bylaws of the Company (previously filed as Exhibit 3.2 to the Company's Registration Statement on Form S-11 [Registration No. 33-63696] and incorporated by reference hereto).

*5.1 Opinion of Hunton & Williams as to the legality of the securities being registered.

*23.1    Consent of Hunton & Williams (included in the opinion filed as Exhibit
         5.1 to this Registration Statement on Form S-8).

*23.2    Consent of Coopers & Lybrand L.L.P.

24       Power of Attorney (included on signature page).

-----------------
Filed herewith.